Exhibit 99.1

JOINT FILER INFORMATION

Name of Joint Filer:	ICP M2, L.P.

Address of Joint Filer:	c/o ICP M2, L.P.
89 Medinat Hayehudim Street
Herzliya 4676672, Israel

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	ION Acquisition Corp 1 Ltd. [IACA]

Date of Event Requiring Statement:
(Month/Day/Year):	10/06/2020

Name of Joint Filer:	ICP M2 GP LLC

Address of Joint Filer:	c/o ION Acquisition Corp 1 Ltd.
89 Medinat Hayehudim Street
Herzliya 4676672, Israel

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	ION Acquisition Corp 1 Ltd. [IACA]

Date of Event Requiring Statement:
(Month/Day/Year):	10/06/2020

Name of Joint Filer:	Stephen Levey

Address of Joint Filer:	c/o ION Acquisition Corp 1 Ltd.
89 Medinat Hayehudim Street
Herzliya 4676672, Israel

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	ION Acquisition Corp 1 Ltd. [IACA]

Date of Event Requiring Statement:
(Month/Day/Year):	10/06/2020